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                                   EXHIBIT 21


Subsidiaries of American Equity Investment Life Holding Company


                                                              State of
                                                            Incorporation
                                                            -------------

Insurance Subsidiary:

     American Equity Investment Life Insurance Company.......... Iowa

Noninsurance Subsidiary:

     American Equity Investment Properties, L.C................. Iowa